EXHIBIT 5

                       [HARTZOG CONGER & CASON LETTERHEAD]

                                December 20, 1999


U S Liquids Inc.
411 N. Sam Houston Parkway East
Suite 400
Houston, Texas 77060

Gentlemen:

      U S Liquids Inc., a Delaware corporation (the "Company"), intends to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a registration statement on Form S-8 (the "Registration Statement") with respect to 500,000 shares of its common stock, $.01 par value per share (the "Common Stock"), to be issued from time to time pursuant to the Company's Employee Stock Purchase Plan.

      You have requested our opinion in connection with the Company's filing of the Registration Statement. We have examined and relied on originals or copies, certified or otherwise identified to our satisfaction as being true copies, of such records of the Company, such agreements, certificates of officers of the Company and others, and such other documents, certificates and corporate or other records as we have deemed necessary as a basis for the opinion expressed in this letter including, without limitation, the Company's Second Amended and Restated Certificate of Incorporation, the Employee Stock Purchase Plan and the Registration Statement. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies. We have investigated such questions of law for the purpose of rendering the opinion in this letter as we have deemed necessary. We express no opinion in this letter concerning any law other than the General Corporation Law of the State of Delaware.

      On the basis of and in reliance on the foregoing, we are of the opinion that the shares of Common Stock to be issued pursuant to the Employee Stock Purchase Plan, when and if issued in accordance with the terms of the Employee Stock Purchase Plan, will be legally issued, fully paid and non-assessable.

      The opinion in this letter is rendered only to the Company in connection with the Registration Statement. We consent to the filing of this letter as an exhibit to the Registration Statement. The opinion may not be relied upon by the Company for any other purpose, or relied upon by any other
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HARTZOG CONGER & CASON LETTERHEAD
                                                               December 20, 1999
                                                                          Page 2

person, firm or entity for any purpose. This letter may not be paraphrased, quoted or summarized, nor may it be duplicated or reproduced in whole or in part.

                                          Very truly yours,

                                          HARTZOG CONGER & CASON